Exhibit 99.1

The Joint Corp. Reports Second Quarter 2025 Financial Results
- Refranchised 37 clinics; Franchises now represent 92% of the portfolio -
- Acquired rights to the Northwest regional developer territory -

SCOTTSDALE, Ariz., August 7, 2025 – The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, posted operating highlights and limited financial information for the quarter ended June 30, 2025. The following figures represent continuing operations unless otherwise stated.

Q2 2025 Financial Highlights summary
•Grew revenue to $13.3 million, up 5% compared to Q2 2024.
•Increased system-wide sales1 2.6% to $129.6 million.
•Reported comp sales2 of 1.4%.
•Reported net income from consolidated operations of $93,000, compared to a net loss of $3.6 million in the second quarter of 2024. Reported net loss from continuing operations of $990,000, compared to a net loss of $1.7 million in the second quarter of 2024.
•Adjusted EBITDA for consolidated operations increased 52% to $3.2 million, while Adjusted EBITDA from continuing operations improved to $88,000, compared to Adjusted EBITDA loss of $380,000 in the second quarter of 2024.

Q2 2025 Operating Highlights
•Sold 13 franchise licenses in Q2 2025, compared to seven sold in Q2 2024.
•Refranchised 37 clinics for $11.2 million.
•Acquired the rights to the Northwest regional developer (RD) territory for $2.8 million.
•Opened seven and closed six franchised clinics.
•Closed three company-owned or managed clinics.
•Clinic count was 967 as of June 30, 2025 with 885 franchised and 82 corporate clinics.

“At the beginning of 2025, we laid out our multi-year strategy to strengthen our core, reignite growth and improve both clinic and company level profitability, and we’re making progress across these initiatives,” said President and Chief Executive Officer of The Joint Corp. Sanjiv Razdan. “We are increasing momentum in becoming a pure play franchisor with 92% franchised clinics in our portfolio at quarter end. By allocating funds to both RD buybacks and our recently established share repurchase program, we are leveraging capital to increase shareholder value.

“While the macro environment remains dynamic, we are focusing on actions within our control: Fueling our growth flywheel and reducing costs. We have strengthened our leadership in franchise development, finance, legal, operations, and patient experience. To drive long-term system wide sales, we are enhancing our brand campaign, pivoting from a broad-based wellness positioning to the sharper concept
1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

of pain relief. We will shift our marketing spend to an earlier point in the sales funnel and invest in our marketing infrastructure to improve search performance. We launched our mobile app, with the goal of enriching our patients’ experience and extending their lifetime value. Additionally, we plan to continue implementing nominal price increases to optimize holistic pricing while balancing affordability and patient value. When we place patients at the heart of everything we do, the business grows, profitability follows and everyone wins.”

Financial Results for First Quarter Ended June 30, 2025 Compared to June 30, 2024
Revenue increased 5% to $13.3 million, compared to $12.6 million in the second quarter of 2024. Cost of revenue was $2.8 million for both periods.

Selling and marketing expenses increased 1% to $3.5 million, mainly driven by the digital marketing transformation efforts. Depreciation and amortization expenses increased 18%, due to depreciation expenses related to internal use software enhancements and developments, including the launch of the new mobile app. General and administrative expenses decreased 1% to $7.7 million, driven by progress on corporate cost reduction efforts related to refranchising.

Income tax expense was $11,000, consistent with the second quarter of 2024. Consolidated net income was $93,000, compared to a net loss of $3.6 million in the second quarter of 2024. Net loss from continuing operations was $990,000, compared to a net loss of $1.7 million in the second quarter of 2024. Consolidated EPS was $0.01 per diluted share, compared to a net loss of $0.24 per basic share in the second quarter of 2024.

Adjusted EBITDA from consolidated operations increased 52% to $3.2 million, while Adjusted EBITDA from continuing operations improved to $88,000, compared to Adjusted EBITDA loss of $380,000 in the second quarter of 2024.

Balance Sheet and Cash Flow
Unrestricted cash was $29.8 million at June 30, 2025, compared to $25.1 million at December 31, 2024. Additionally, the company maintains a line of credit with JP Morgan Chase, which grants immediate access to $20 million through February 2027.

2025 Guidance
In light of softer sales trends coupled with macro headwinds, the company is taking a balanced view of the remainder of the year and is revising 2025 guidance as follows.
•System-wide sales are now expected to range from $530 million to $550 million, versus prior guidance of $550 million to $570 million.
•Comp sales for all clinics open 13 months or more are now expected to be in the low-single digit range versus prior guidance of mid-single digit growth.
•Consolidated Adjusted EBITDA has been increased to be in the range of $10.8 million to $11.8 million versus prior guidance of $10.0 million to $11.5 million.
•New franchised clinic openings, excluding the impact of refranchised clinics, are now expected to be in the range of 30 to 35, compared to 57 in 2024.

Conference Call
The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, August 7, 2025, after the market close. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing 1-(833) 630-0823 or (412) 317-1831 and ask to be joined into the ‘The Joint’ call approximately 15 minutes prior to the start time.

The live webcast of the call with accompanying slide presentation can be accessed in the IR events section https://ir.thejoint.com/events and available for approximately one year. An audio archive can be accessed for one week by dialing (877) 344-7529 or (412) 317-0088 and entering conference ID 5002166.

Comments to Financial Results
As announced on July 30, 2025, we intend to restate our previously issued financial statements included in our 2024 Annual Report Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 due to material errors identified by management related to the non-cash impairment recorded for clinics held for sale within discontinued operations. Specifically, the Company determined the original valuation methodology for certain assets held for sale was not consistent with generally accepted accounting principles, and adjustments were made to accurately present the Company’s financial statements. From an income statement standpoint, the adjustments resulted in a decrease in net loss for fiscal 2024 and an increase in net income for the first quarter of 2025. These adjustments are not expected to have any impact on Adjusted EBITDA for fiscal 2024 or the first quarter of 2025. The effect on the balance sheet will be an increase of the carrying value of assets held for sale. Due to the necessary change in prior financial statements, as of the date of this filing, we are providing limited financial statements, including the income statement and Adjusted EBITDA for the three months ended June 30, 2025 and 2024, and the unrestricted cash and cash balance as of June 30, 2025.

Commonly Discussed Performance Metrics
This release includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Non-GAAP Financial Information
This release also includes a presentation of non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of historical net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses (which includes contract termination costs associated with reacquired regional developer rights), net (gain)/loss on disposition or impairment, stock-based compensation expenses, costs related to restatement filings, restructuring costs, litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business) and other income related to employee retention credits.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release. This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release.

We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward-looking statements made in this press release include, among others, that in 2025, our multi-year strategy to strengthen our core, reignite growth and improve both clinic and company level profitability and our belief that we are making progress across these initiatives; our belief that we are increasing momentum in becoming a pure play franchisor; our belief that by allocating funds to both RD buybacks and our recently established share repurchase program, we are leveraging capital to increase shareholder value; our focus on actions within our control: fueling our growth flywheel and reducing costs; our efforts to drive long-term system wide sales, by enhancing our brand campaign, pivoting from a broad-based wellness positioning to the sharper concept of pain relief; our plan to shift our marketing spend to an earlier point in the sales funnel and invest in our marketing infrastructure to improve search performance; our goal of enriching our patients’ experience and extending their lifetime value through the launch of our mobile app; our plan to continue implementing nominal price increases to optimize holistic pricing while balancing affordability and patient value; our belief that when we place patients at the heart of everything we do, the business grows, profitability follows and everyone wins; and our revised 2025 guidance for system-wide sales, comp sales for all clinics open 13 months or more, Consolidated Adjusted EBITDA, and new franchised clinic openings, excluding the impact of refranchised clinics. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, leading to increased labor costs and interest rates, as well as changes to import tariffs, may lead to reduced discretionary spending, all of which may negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 14, 2025 and subsequent filings with the SEC. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)

The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation’s largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. Headquartered in Scottsdale and with over 950 locations nationwide and more than 14 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. The brand is consistently named to Franchise Times’ annual “Top 400” and “Fast & Serious” list of 40 smartest growing brands. Entrepreneur named The Joint “No. 1 in Chiropractic Services,” and is regularly ranked on the publication’s “Franchise 500,” the “Fastest-Growing Franchises,” the “Best of the Best” lists, as well as its “Top Franchise for Veterans” and “Top Brands for Multi-Unit Owners.” SUCCESS named the company as one of the “Top 50 Franchises” in 2024. The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.joint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee, Washington, and West Virginia, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact:
Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com

Investor Contact:
Kirsten Chapman, Alliance Advisors IR, (415) 433-3777, thejoint@allianceadvisors.com

– Financial Tables Follow –

THE JOINT CORP.
CONSOLIDATED INCOME STATEMENTS
(unaudited)

	Three Months Ended June 30,
	2025	2024
Revenues:
Royalty fees	$8,133,122	$7,846,328
Franchise fees	768,100	719,103
Advertising fund revenue	2,332,695	2,240,839
Software fees	1,481,661	1,415,036
Other revenues	554,692	388,730
Total revenues	13,270,270	12,610,036
Cost of revenues:
Franchise and regional development cost of revenues	2,350,613	2,458,186
IT cost of revenues	421,994	354,203
Total cost of revenues	2,772,607	2,812,389
Selling and marketing expenses	3,483,844	3,440,391
Depreciation and amortization	402,295	342,454
General and administrative expenses	7,745,251	7,793,465
Total selling, general and administrative expenses	11,631,390	11,576,310
Net loss on disposition or impairment	4,440	662
Loss from operations	(1,138,167)	(1,779,325)
Other income, net	159,922	80,471
Loss before income tax expense	(978,245)	(1,698,854)
Income tax expense	11,390	11,169
Net loss from continuing operations	(989,635)	(1,710,023)
Discontinued operations:
Income (loss) from discontinued operations before income tax expense	1,183,199	(1,719,222)
Income tax expense from discontinued operations	100,201	167,153
Net income (loss) from discontinued operations	1,082,998	(1,886,375)
Net income (loss)	$93,363	$(3,596,398)

Net loss from continuing operations per common share:
Basic	$(0.06)	$(0.11)
Diluted	$(0.06)	$(0.11)
Net income (loss) from discontinued operations per common share:
Basic	$0.07	$(0.13)
Diluted	$0.07	$(0.12)
Net income (loss) per common share:
Basic	$0.01	$(0.24)
Diluted	$0.01	$(0.24)

Basic weighted average shares	15,326,317	14,950,082
Diluted weighted average shares	15,400,408	15,206,238

THE JOINT CORP.
CONSOLIDATED RECONCILIATION FROM GAAP TO NON-GAAP
(unaudited)

	Three Months Ended June 30,
	2025			2024
	from Continuing Operations	from Discontinued Operations	Net Operations	from Continuing Operations	from Discontinued Operations	Net Operations
Non-GAAP Financial Data:
(Loss) income	$(989,635)	$1,082,998	$93,363	$(1,710,023)	$(1,886,375)	$(3,596,398)
Net (interest) expense	(159,922)	—	(159,922)	(80,471)	561	(79,910)
Depreciation and amortization expense	402,295	17,120	419,415	342,454	1,181,359	1,523,813
Income tax expense	11,390	100,201	111,591	11,169	167,153	178,322
EBITDA	(735,872)	1,200,319	464,447	(1,436,871)	(537,302)	(1,974,173)
Stock compensation expense	330,988	—	330,988	552,065	—	552,065
Acquisition-related expenses	—	—	—	478,710	—	478,710
Net loss on disposition or impairment	4,440	1,752,494	1,756,934	662	1,434,658	1,435,320
Restructuring costs	488,493	198,331	686,824	25,000	119,240	144,240
Litigation expenses	—	—	—	—	1,490,000	1,490,000
Adjusted EBITDA	$88,049	$3,151,144	$3,239,193	$(380,434)	$2,506,596	$2,126,162